Exhibit 99.1

Copart, Inc.

For Immediate Release

Copart Reports Fourth Quarter and Fiscal 2004 Financial Results

Fairfield, Calif. (September 14, 2004) — Copart, Inc. (NASDAQ: CPRT) today reported results for the fourth quarter and fiscal year ended July 31, 2004.

In the fourth quarter of fiscal 2004 Copart earned net income of $21.4 million on revenues of $100.1 million.  In the same period last year the company earned $13.3 million on revenues of $87.2 million.  These represent increases in net income and revenue of 61% and 15%, respectively.  Fully diluted earnings per share (EPS) for the quarter was $.23 compared to $.15 last year, an increase of 53%.

For fiscal 2004 Copart earned net income of $79.2 million on revenues of $400.8 million.  In the same period last year the company earned $57.2 million on revenues of $347.4 million.  These represent increases in net income and revenue of 38% and 15%, respectively.  Fully diluted earnings per share for the twelve months was $.87 compared to $.62 last year, an increase of 40%.

Included in our fourth quarter results are net positive adjustments relating to accruals for insurance claims and sales taxes totaling $3.6 million, pretax.  These adjustments had a corresponding positive impact on our net income and EPS for the quarter and the fiscal year.  In particular, the adjustments had a favorable EPS effect of $0.02 for the quarter and the fiscal year.

“VB2 continues to prove that its unique method within the marketplace removes barriers between buyers and sellers,” states A. Jayson Adair, President of Copart.  “Sales of vehicles during the fourth quarter to buyers outside the state where the vehicle is located accounted for 43% of total vehicles sold; 25% out of state and 18% out of country.”

One example of the breadth and versatility of VB2 occurred recently in Florida.  VB2 allowed Copart’s Tampa, Florida facility to complete its scheduled sale despite being engulfed by Hurricane Charlie.  On the day that Charlie struck the Tampa area, with the facility closed and all employees evacuated, 448 vehicles were sold to buyers throughout the world.  Of the 448 vehicles sold, 11% were sold to buyers outside the state, and 30% were sold to buyers outside the United States.

“VB2 removes barriers between our vehicle suppliers and buyers navigating the virtual marketplace,” concluded Mr. Adair.

On Wednesday, September 15, at 11 a.m. Eastern time, Copart will conduct a conference call to discuss the results for the quarter. The call will be webcast live at https://cis.premconf.com/sc/scw.dll/usr?cid=vlllrwznmmnvmrlrz. A replay of the call will be available through September 21, 2004 by calling (888) 203-1112, use confirmation code #977046.

Copart, Inc. ~ 4665 Business Center Drive, Fairfield, California 94534 ~ (707) 639-5000

Copart, founded in 1982, provides vehicle suppliers, primarily insurance companies, with a full range of services to process and sell salvage vehicles through auctions, principally to licensed dismantlers, rebuilders and used vehicle dealers.  Salvage vehicles are either damaged vehicles deemed a total loss for insurance or business purposes or are recovered stolen vehicles for which an insurance settlement with the vehicle owner has already been made.  The Company operates 107 facilities in the United States and Canada.  It also provides services in other locations through its national network of independent salvage vehicle processors.

NOTE: This press release contains forward-looking statements within the meaning of federal securities laws.  Our actual results could differ materially from those projected in these forward-looking statements as a result of a number of factors, many of which are outside our control.   Our VB² Internet sales model was introduced on a company-wide basis during this fiscal year and may not continue to have a favorable impact on our results of operations in future periods.  Our business has become increasingly reliant on proprietary and non-proprietary technologies, and it is difficult to forecast with accuracy what impact these changes in our business model will have.  We depend on a limited number of major suppliers of salvage vehicles.  If we are unable to maintain these supply relationships, our revenues and operating results would be adversely affected.  In addition, our revenues, operating results, financial condition, and growth rates are subject to numerous other risks, including our ability to complete and integrate new acquisitions, environmental and regulatory risks, and the other factors described under the caption “Factors That May Effect Future Results” in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.  We encourage investors to review these disclosures carefully.

Contact:                           Simon Rote, Vice President of Finance

(707) 639-5000

Consolidated Statements of Income — 1

(Dollars in thousands, except per share data)

	Three Months Ended July 31,
	2004	2003

Revenues	$100,076	$87,216

Operating costs and expenses:
Yard and fleet	49,097	51,331
General and administrative	9,245	7,720
Depreciation and amortization	7,676	7,153
Total operating expenses	66,018	66,204
Operating income	34,058	21,012

Other income (expense):
Interest income, net	582	359
Gain on sale of fleet equipment	169	45
Other income	832	448
Total other income	1,583	852
Income before income taxes	35,641	21,864

Income taxes	14,195	8,527
Net income	$21,446	$13,337

Basic net income per share	$.24	$.15

Weighted average shares outstanding	89,937	89,814

Diluted net income per share	$.23	$.15

Weighted average shares and dilutive potential common shares outstanding	92,821	91,342

Consolidated Statements of Income — 2

(Dollars in thousands, except per share data)

	Fiscal Year Ended July 31,
	2004	2003

Revenues	$400,796	$347,423

Operating costs and expenses:
Yard and fleet	208,757	202,420
General and administrative	36,466	28,703
Depreciation and amortization	30,808	25,545
Total operating expenses	276,031	256,668
Operating income	124,765	90,755

Other income:
Interest income, net	1,506	1,630
Gain on sale of fleet equipment	1,359	255
Other income	2,666	1,527
Total other income	5,531	3,412
Income before income taxes	130,296	94,167

Income taxes	51,076	36,945
Net income	$79,220	$57,222

Basic net income per share	$.89	$.63

Weighted average shares outstanding	89,457	91,408

Diluted net income per share	$.87	$.62

Weighted average shares and dilutive potential common shares outstanding	91,537	93,018

Other Data
Number of auction facilities	107	102

Consolidated Balance Sheets — 3

(in thousands, except share data)

	July 31, 2004	July 31, 2003

ASSETS
Current assets:
Cash and cash equivalents	$178,320	$116,746
Accounts receivable, net	81,633	71,553
Vehicle pooling costs	23,966	23,381
Income taxes receivable	—	4,018
Prepaid expenses and other assets	5,437	5,391
Equipment held for sale	3,755	—
Total current assets	293,111	221,089
Other assets	6,613	8,132
Property and equipment, net	257,667	244,361
Intangibles, net	2,941	4,404
Goodwill	112,691	109,114
Total assets	$673,023	$587,100

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt	$7	$91
Accounts payable and accrued liabilities	44,080	38,309
Deferred revenue	9,721	9,708
Income taxes payable	3,819	—
Deferred income taxes	5,438	5,902
Other current liabilities	158	174
Total current liabilities	63,223	54,184
Deferred income taxes	6,355	6,014
Long-term debt, less current portion	9	16
Other liabilities	1,173	1,247
Total liabilities	70,760	61,461
Commitments and contingencies

Shareholders’ equity:
Common stock, no par value – 180,000,000 shares authorized; 90,075,843 and 89,883,412 shares issued and outstanding at July 31, 2004 and 2003, respectively	267,276	269,968
Accumulated other comprehensive gain	95	—
Retained earnings	334,892	255,671
Total shareholders’ equity	602,263	525,639
Total liabilities and shareholders’ equity	$673,023	$587,100

Consolidated Cash Flows — 4

(in thousands)

	Three Months Ended July 31,
	2004	2003

Cash flows from operating activities:
Net income	$21,449	$13,336
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,676	7,153
Allowance for doubtful accounts	645	(175)
Deferred rent	(21)	(153)
Gain on sale of fleet equipment and other property and equipment	(227)	(2)
Deferred income taxes	(2,552)	1,322
Changes in operating assets and liabilities:
Accounts receivable	2,219	(3,717)
Vehicle pooling costs	692	(1,537)
Prepaid expenses and other current assets	1,880	1,119
Other non current assets	(345)	(121)
Accounts payable and accrued liabilities	(3,264)	3,308
Deferred revenue	(168)	750
Income taxes	(4,452)	(7,701)
Net cash provided by operating activities	23,532	13,582

Cash flows from investing activities:
Purchase of property and equipment	(13,521)	(8,806)
Proceeds from sale of property and equipment	3,263	134
Purchase of net current assets in connection with acquisitions	(713)	192
Purchase of property and equipment in connection with acquisitions	(41)	—
Purchase of goodwill and intangible assets in connection with acquisitions	(3,139)	—
Intangibles, net	58	—
Net cash used in investing activities	(14,093)	(8,480)

Cash flows from financing activities:
Proceeds from the exercise of stock options	2,474	37
Proceeds from the issuance of Employee Stock Purchase Plan shares	647	795
Principal payments on notes payable	(2)	(85)
Net cash provided by financing activities	3,119	747

Effect of foreign currency translation	123	—

Net increase in cash and cash equivalents	12,681	5,849

Cash and equivalents at beginning of period	165,639	110,897
Cash and equivalents at end of period	$178,320	$116,746

Supplemental disclosure of cash flow information:
Interest paid	$0	$3
Income taxes paid	$21,194	$14,936

Consolidated Cash Flows — 5

(in thousands)

	Years Ended July 31,
	2004	2003

Cash flows from operating activities:
Net income	$79,220	$57,222
Adjustments to reconcile net income net cash provided by operating activities:
Depreciation and amortization	30,808	25,545
Allowance for doubtful accounts	760	(175)
Deferred rent	(74)	(189)
Gain on sale of fleet equipment and other property and equipment	(1,239)	(190)
Deferred income taxes	(122)	7,206
Changes in operating assets and liabilities:
Accounts receivable	(10,629)	(7,447)
Vehicle pooling costs	(375)	(3,332)
Prepaid expenses and other current assets	400	(226)
Other non current assets	1,244	(915)
Accounts payable and accrued liabilities	5,754	6,497
Deferred revenue	13	1,356
Income taxes	9,441	(6,272)
Net cash provided by operating activities	115,201	79,080
Cash flows from investing activities:
Purchase of property and equipment	(64,551)	(70,721)
Proceeds from sale of property and equipment	19,891	808
Purchase of net current assets in connection with acquisitions	(867)	(92)
Purchase of property and equipment in connection with acquisitions	(41)	(301)
Purchase of goodwill and intangible assets in connection with acquisitions	(3,825)	(6,211)
Intangibles, net	58	—
Net cash used in investing activities	(49,335)	(76,517)
Cash flows from financing activities:
Proceeds from the exercise of stock options	5,082	397
Proceeds from the issuance of Employee Stock Purchase Plan shares	1,345	1,873
Repurchases of common stock	(10,723)	(20,447)
Principal payments on notes payable	(91)	(330)
Net cash used in financing activities	(4,387)	(18,507)

Effect of foreign currency translation	95	—

Net increase (decrease) in cash and cash equivalents	61,574	(15,944)

Cash and equivalents at beginning of period	116,746	132,690
Cash and equivalents at end of period	$178,320	$116,746

Supplemental disclosure of cash flow information:
Interest paid	$3	$21
Income taxes paid	$41,753	$36,002